Exhibit 10.16

FOURTH AMENDMENT TO TERM CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO TERM CREDIT AGREEMENT ("Fourth Amendment") is made and entered into as of March 30, 2005 by and among ENTRADA NETWORKS, INC., a Delaware corporation ("Borrower"), HONG KONG LEAGUE CENTRAL CREDIT UNION, in its capacity as a lender under the Credit Agreement (as hereinafter defined) ("Hong Kong League"), HIT CREDIT UNION, in its capacity as a lender under the Credit Agreement ("HIT"), BRIGHTLINE BRIDGE PARTNERS I, LLC, in its capacity as a lender under the Credit Agreement ("Brightline"), MATTHEW MCGOVERN ("McGovern"), in his capacity as a lender under the Credit Agreement, (Hong Kong League, HIT, Brightline and McGovern shall herein be collectively referred to as the "Lenders" and, individually, as a "Lender") and SBI ADVISORS, LLC, a California limited liability company, in its capacity as agent for Lenders ("Agent"), and is made with reference to the following:

A. Agent, Hong Kong League, HIT, Shelly Singhal ("Singhal"), and Borrower have entered into that certain Term Credit Agreement, dated as of January 30, 2004, as amended by the First Amendment to Term Credit Agreement, dated May 14, 2004, as further amended by the Second Amendment to Term Credit Agreement, dated October 1, 2004, and as further amended by the Third Amendment to Term Credit Agreement, dated January 29, 2005 (as the same may hereafter be amended, modified, extended and/or restated from time to time, the "Credit Agreement"). Pursuant to the Credit Agreement, Hong Kong League, HIT, Brightline, Buttles, McGovern and Singhal have made certain Term Loans to Borrower, the repayment of which Term Loans is secured by certain assets of Borrower pledged to Agent for the ratable benefit of Lenders pursuant to the Security Agreement (as hereinafter defined).

B. Borrower has requested that the Maturity Date (as defined in Section 2(b) of the Credit Agreement) be extended to July 31, 2005.

C. Lenders have agreed to amend the Credit Agreement to extend the Maturity Date to July 31, 2005.

D. Borrower has requested that the interest rate be reduced to 10% per annum and the balance of 14% to be Paid In Kind ("PIK"). The PIK shall be computed and compounded monthly. The Lenders have agreed to amend the Credit Agreement as such.

E. As a condition to the execution of this Fourth Amendment by Borrower, Trilogy Capital Partners has offered to cancel its letter of engagement dated November 10, 2004, return all fees paid to it by the Borrower for the months of January 2005 and February 2005, and the 10,000,000 warrants issued to it on November 10, 2004. The Borrower shall hereby and separately notify Trilogy Capital Partners ("Trilogy") that it accepts its offer fully. Lenders agree to provide reasonable efforts to Borrower to facilitate the return of the Trilogy warrants and fees; however, Borrower acknowledges and understands that Lenders and Agent have no authority to bind or enter into any agreements on behalf of Trilogy, and that neither Lender or Agent have any ability to cause Trilogy to return said warrants or fees, and that Lender has any interest or ownership in Trilogy.

F.  Upon repayment of all amounts payable under the terms of the Term Notes, a portion of any unexercised Warrants issued to SBI Advisors, LLC or its designees will be returned to the Borrower on terms more particularly described herein.

NOW, THEREFORE, in consideration of the premises and the agreements, conditions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms Defined in Credit Agreement. All capitalized terms used in this Fourth  Amendment and not otherwise defined herein shall have the meanings assigned to them in the
 Credit Agreement.

2. For purposes hereof, "Fourth Effective Date" means the date on which each of the  conditions set forth in Section 6 hereof is fully satisfied to the satisfaction of Agent in its sole and absolute discretion.

3. Effective as of the Fourth Effective Date, the following terms are added to Section 1 of the Credit Agreement in their proper alphabetical sequence:

"Fourth Amendment" means that certain Fourth Amendment to Term Credit Agreement dated as of March 30, 2005, by and among the Borrower, the Lenders named therein, and the Agent.

"Fourth Effective Date" means the date on which each of the conditions set forth in Section 5 of the Fourth Amendment is fully satisfied to the satisfaction of Agent in its sole and absolute discretion.

4. Effective as of the Fourth Effective Date, Section 2(b) of the Credit Agreement is hereby deleted in it entirety and the following is inserted in lieu thereof:

"Term.  All unpaid principal and accrued but unpaid interest of the Term Loan shall, subject to subsection (c) below, be payable in full on July 31, 2005 (the "Maturity Date")."

5. Conditions Precedent. The satisfaction of the following shall be conditions precedent to the effectiveness of this Fourth Amendment:

5.1 Amendment. Agent shall have received this Fourth Amendment, duly executed by Borrower.

5.2   Representations and Warranties. Each representation and warranty made by Borrower in Section 3 of the Credit Agreement shall be true and correct on and as of the Fourth Effective Date as though made as of the Fourth Effective Date, except to the extent such representations and warranties relate solely to an earlier date.

 6. General Amendment. Effective as of the Fourth Effective Date, the Credit Agreement, the Security Agreement, and each document delivered to Lenders in connection therewith (collectively, the "Loan Documents") are hereby further amended and modified to the extent necessary to give effect to the terms and conditions of the amendments to the Credit Agreement effected by the Fourth Amendment.

7. Upon repayment of all amounts payable under the terms of the Term Notes, Lenders will retain 5,000,000 Warrants issued to SBI Advisors, LLC or its designees, and the balance of unexercised Warrants held by such parties at the time of repayment of the Term Notes will be returned to Borrower. These parties and their warrants holdings are as follows: (1) 3,500,000 with McGovern Living Trust; (2) 3,650,000 with Jon Buttles; (3) 3,250,000 with David F. Evans; and (4) 3,500,000 with Crestwood Children’s Trust. The warrants retained by SBI or its designees shall be the then lowest priced warrants owned by SBI Advisors, LLC or its designees.

 8. Full Force and Effect. Effective as of the Fourth Effective Date, each of the Loan Documents is hereby amended such that all references to the Credit Agreement contained in any such documents shall be deemed to be references to the Credit Agreement, as further amended by this Fourth Amendment. Except as amended hereby, the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect, and each party to this Fourth Amendment agrees that this Fourth Amendment represents the entire agreement of the parties with regard to the subject matter hereof, and Borrower waives any and all claims or defenses relating to the repayment of the Term Loans. Further, except for the repayment of debt owing by Borrower as set forth herein, the parties (including those persons or entities set forth in paragraph 7 hereof), for themselves and any persons which they control within the meaning of the Securities Act of 1933, as amended, and their respective officer, directors, employees, attorneys, agents, successors and representatives hereby fully, completely and forever discharge and release each other from any and all claims, demands, obligations, liabilities, indebtedness, breaches of duty, acts, omissions, misfeasance, malfeasance, causes of action, and expenses of every type, kind, nature, description or character, and irrespective of how, why or by reason of what facts, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, arising prior to the date hereof.

With regard to the releases set forth immediately above, the parties specifically waive the provisions of California Civil Code §1542, which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties acknowledges that they may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the released claims, and each of the parties hereby assumes the risk that this agreement will constitute a waiver of causes of action arising out of the released claims, regardless of their nature or value, which subsequently may become known to that party. Each of the parties hereby agrees that this agreement and the releases provided for herein shall remain in effect in all respects and shall not be subject to termination or rescission, notwithstanding the existence or discovery of such different or additional facts, provided, however, that the promises, warranties, covenants, and obligations contained herein shall survive the releases set forth herein. Each of the parties acknowledges that in entering into the releases set forth in this paragraph 8, they have not relied on any representations of any other party except as specifically set forth in this Fourth Amendment.

9. Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute but one and the same instrument.

10. Governing Law. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

(Signature Page to Follow)
IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment by their respective duly authorized officers as of the date first above written.

"BORROWER"

ENTRADA NETWORKS, INC., a Delaware corporation

By: /s/ Kanwar J. S. Chadha
Name: Kanwar J. S. Chadha
Its: President & CEO

"AGENT"

SBI ADVISORS, LLC, solely in its capacity as Agent hereunder

By: /s/ Shelly Singhal
Name: Shelly Singhal
Its: Manager

"HONG KONG LEAGUE"

HONG KONG LEAGUE CENTRAL CREDIT UNION

By: /s/ Shelly Singhal
Name: Shelly Singhal
Its: Agent

"HIT”
HIT CREDIT UNION
By: /s/ Shelly Singhal
Name: Shelly Singhal
Its: Agent

"BRIGHTLINE"

BRIGHTLINE BRIDGE PARTNERS I, LLC
By: /s/ Jon Buttles
Name: Jon Buttles
Its: Manager

”MCGOVERN"
/s/ Matthew McGovern
MATTHEW MCGOVERN

Acknowledged and Agreed:

/s/ Jon Buttles
JON BUTTLES

/s/ David F. Evans
DAVID F. EVANS